EXHIBIT 23(a)
                                                                 -------------


                        Consent Of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Cal-Maine Foods, Inc. 1999 Stock Option Plan and related Prospectus and to the incorporation by reference therein of our report dated July 17, 1999, with respect to the consolidated financial statements and schedule of Cal-Maine Foods, Inc. included in its Annual Report (Form 10-K) for the year ended May 29, 1999, filed with the Securities and Exchange Commission.


                                                             Ernst & Young LLP


Jackson, Mississippi
June 21, 2000